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                                                                    EXHIBIT 10.7


JOSEPH A. PAUL Letterhead



October 27, 2000


US Diagnostic Inc.
250 S. Australian Avenue
9th Floor
West Palm Beach, Florida 33401

Attn:    Board of Directors

Gentlemen:

I hereby resign as a Director, President & Chief Executive Officer of US Diagnostic Inc. effective as of January 5, 2001. The resignation shall not be construed to amend or cancel the current agreement between US Diagnostic Inc. and Joseph A. Paul regarding Joseph A. Paul's current employment agreement, including but not limited to the retention bonus payments as outlined and approved by the Board of Directors on April 19, 2000.

Sincerely,


/s/ Joseph A. Paul
----------------------
    Joseph A. Paul